UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2016

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2016, Mr. Gregory Waldorf did not stand for re-election to the Zillow Group, Inc. (“Zillow Group”) Board of Directors at the expiration of his then-current term at the company’s 2016 Annual Meeting of Shareholders held on June 15, 2016 (the “2016 Annual Meeting”). Mr. Waldorf reported that his voluntary departure is not due to any disagreement with the company on any matter relating to the company’s operations, policies, or practices.

Nasdaq Stock Market Listing Rule 5605(b)(1) requires that a majority of the company’s Board of Directors be comprised of directors who satisfy the independence requirements of the Nasdaq Stock Market Listing Rules. As a result of Mr. Waldorf’s voluntary departure from the Board of Directors, a majority of the company’s Board of Directors is not comprised of directors who satisfy the independence requirements of the Nasdaq Stock Market Listing Rules. On June 15, 2016, Zillow Group notified Nasdaq of its non-compliance with Nasdaq Stock Market Listing Rule 5605(b)(1) and the company’s intent to reestablish a majority of independent directors before the expiration of the applicable cure period provided by the Nasdaq Stock Market Listing Rules, which will run until the earliest of Zillow Group’s 2017 Annual Meeting of Shareholders, the first anniversary of Mr. Waldorf’s departure from the Board of Directors, and December 12, 2016 if the company’s next annual meeting of shareholders is held before December 12, 2016. On June 17, 2016, the company received notice from Nasdaq confirming the non-compliance and cure period.

Mr. Waldorf served as a director of Trulia, Inc. from September 2005 until February 2015, at which time he was elected to the company’s Board of Directors. The Board expresses its sincere appreciation for Mr. Waldorf’s service to the company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2016 Annual Meeting, Zillow Group shareholders approved the amendment and restatement of the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan (the “Amended and Restated Plan”) to increase the total number of shares authorized for issuance under the Amended and Restated Plan by 2,500,000 shares.

The Compensation Committee of the Zillow Group Board of Directors (the “Compensation Committee”) will continue to administer the Amended and Restated Plan. Under the Amended and Restated Plan, employees, officers, directors, consultants, agents, advisors and independent contractors are eligible to receive awards. Awards granted under the Amended and Restated Plan may consist of stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units, cash-based awards or other incentives payable in cash or in shares of Zillow Group stock as may be determined by the Compensation Committee.

The foregoing summary of the Amended and Restated Plan, and summaries of the Amended and Restated Plan set forth in Zillow Group’s definitive proxy statement for the 2016 Annual Meeting filed with the Securities and Exchange Commission on April 25, 2016, are qualified in their entirety by reference to the full text of the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Current Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As described above, on June 15, 2016, Zillow Group held its 2016 Annual Meeting. At the 2016 Annual Meeting, Zillow Group’s shareholders voted on the following matters with the following results:

(1)	Election of two directors nominated by Zillow Group’s Board of Directors to serve until the 2019 Annual Meeting of Shareholders.

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Richard N. Barton	85,255,841	6,984,764	6,902,536
Lloyd D. Frink	81,857,756	10,382,849	6,902,536

(2)	Approval of the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan to increase the total number of shares authorized for issuance under the plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
69,180,894	22,964,086	95,625	6,902,536

(3)	Ratification of the appointment of Ernst & Young LLP as Zillow Group’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

FOR	AGAINST	ABSTAIN
98,870,361	160,684	112,096

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Zillow Group, Inc. Amended and Restated 2011 Incentive Plan (incorporated by reference to Appendix A to Zillow Group’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2016).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties, and actual results may differ materially from the results anticipated in the forward-looking statements. Differences may result from actions taken by the Board of Directors, as well as from risks and uncertainties beyond the company’s control. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in Zillow Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 and in the company’s other filings with the Securities and Exchange Commission. Except as may be required by law, Zillow Group does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2016	ZILLOW GROUP, INC.

	By:	/s/ KATHLEEN PHILIPS
	Name:	Kathleen Philips

	Title:	Chief Financial Officer, Chief Legal Officer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Zillow Group, Inc. Amended and Restated 2011 Incentive Plan (incorporated by reference to Appendix A to Zillow Group’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2016).